COLLABORATION AND LICENSE AGREEMENT

by and between

ROSETTA GENOMICS, LTD.

and

US GENOMICS, INC.

May 12, 2006

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of May 12, 2006, by and between Rosetta Genomics, Ltd., a corporation organized under the country of Israel having an address of 10 Plaut Street, Science Park, Rehovot, Israel (“Rosetta Genomics”) and US Genomics, Inc., a Delaware corporation having an address of 12 Gill Street. Suite 4700, Woburn, MA 01801 (“US Genomics”). Each of US Genomics and Rosetta Genomics is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Rosetta Genomics is in the business of developing confidential and proprietary technology relating to the detection of biomarkers based on miRNA for Diagnosis of various diseases, including without any limitation Lung Cancer; and

WHEREAS, US Genomics is in the business of developing and commercializing instruments and related reagents for the detection of molecules, including the development of the US Genomics Platform; and

WHEREAS, Rosetta Genomics and US Genomics desire to enter into a collaboration for the purpose of jointly developing the Products and the Services; and

WHEREAS, Rosetta Genomics wishes to acquire, and US Genomics has agreed to supply to Rosetta Genomics, the US Genomics Platform and reagent kits for use thereon for the purpose of researching, developing and commercializing the Products and the Services; and

WHEREAS, US Genomics has agreed to non-exclusively license Rosetta Genomics under the US Genomics Know How and the US Genomics Patent Rights the right to develop and commercialize the Products and the Services on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1.
“Affiliate” of a Party or other entity shall mean any entity that, directly or indirectly, is controlled by, controls, or is under common control with such Party including (i) any corporation or business entity of which at least fifty percent (50%) of the securities or other ownership interests representing the equity or right to receive profits, the voting stock, general partnership interest or power to direct the affairs of such entity, are owned, controlled or held, directly or indirectly, by a Party or such entity; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds at least fifty percent (50%) of the securities or other ownership interests representing the equity or right to receive profits, voting stock, general partnership interest or power to direct the affairs of, a Party or such entity; or (iii) any corporation or business entity of which a Party or such entity has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity or right to receive profits, voting stock, general partnership interest or power to direct the affairs, thereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.2.	“Business Day” shall mean any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange or the Tel Aviv Stock Exchange is closed.

1.3.	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.4.	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.5.
“Customers” shall mean patients, hospitals, physicians, medical institutions, health funds, pharmacies and other retailers, provided that they are not an Affiliate of Rosetta Genomics and other purchasers of the Products other than for resale.

1.6.	“Development Plan” shall mean the plan to develop the Products and Services attached hereto as Exhibit A.

1.7.	“Early Detection” means the determination of the presence of a disease prior to the appearance of symptoms.

1.8.	“Effective Date” shall mean the date first above written.

1.9.
“FDA” shall mean the United States Food and Drug Administration and any successor agency having substantially the same functions and any corresponding or successor regulatory authority in any other jurisdiction if the context so indicates.

1.10.	“Field” shall mean Early Detection of Lung Cancer based on detection of microRNA markers of Lung Cancer tumors in sputum and/or blood.

1.11.
“First Commercial Sale” shall mean the first for-profit sale of a Product or a Service by Rosetta Genomics or its Affiliates in any country in the Territory, for end use or consumption (including sales to a distributor or similar agent); provided, that, any sale to an Affiliate or Sublicensee will not constitute a First Commercial Sale unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Product or Service.

1.12.	“GAAP” means generally accepted accounting principles in the United States.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.13.
“Improvement” shall mean any and all improvements and enhancements, patentable or otherwise, related to the Product, Services, US Genomics Platform or US Genomics proprietary reagents including, without limitation, in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, indication, use or packaging of the Product, Services, US Genomics Platform or US Genomics proprietary reagents.

1.14.
“Information and Inventions” shall mean all discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise arising from the activities of the Parties under this Agreement.

1.15.
“LIBOR” shall mean, with respect to any interest period, the rate per annum, reported by JP Morgan Chase or any successor thereto, at which deposits in United States dollars are offered to prime commercial banks in the London interbank market at approximately 11:00 a.m., New York City time on the Business Day immediately preceding the commencement of such interest period.

1.16.	“Lung Cancer” shall mean the development of malignant neoplasia of the lung and associated disregulation of genes within the lung tissue.

1.17.
“Net Sales” shall mean the aggregate gross amount invoiced with respect to Services or Products by Rosetta Genomics or its Affiliates or its Sublicensees to Customers, after deducting (if not previously deducted from the amount invoiced):

(i)	quantity and/or cash discounts directly related to the sale of the Product;

(ii)	customs duties, VAT or any other sales taxes or levies to the extent applicable to the sale or export of Products or Services and not collected separately from the counterparty to the sale;

(iii)	recalls, credits and allowances on account of returned or rejected products, including, but not limited to, allowance for breakage or spoilage;

(iv)	payments paid in connection with transporting, packaging and insuring the Products and appearing separately on invoices; and

(v)	amounts not actually collected.

Notwithstanding the foregoing, sales or other transfers between Rosetta Genomics and its Affiliates shall be excluded from the computation of Net Sales and no royalty payments shall be payable on such sales or transfers except where such Affiliates are end users, but Net Sales shall include the subsequent sales to Customers by such Affiliates. Sales to wholesalers or distributors shall be included in Net Sales and sales by a wholesaler or distributor shall not be included in Net Sales.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.18.
“Other US Genomics Patented Product” shall mean any product or service sold for use in the Field whose composition of matter or use in the Field is covered by one or more Valid Claims, where the Early Detection is made using a system other than the US Genomics Platform.

1.19.
“Product” shall mean a US Genomics Based Product or an Other US Genomics Patented Product. For purposes of clarity, (x) Products shall not include (a) the US Genomics Platform or any modification or improvement thereof or (b) any “next generation” US Genomics Platform and (y) all Products shall be listed in Schedule 1.18 attached hereto, as updated from time to time by Rosetta Genomics and US Genomics during the Term.

1.20.
“Proprietary Information” shall mean any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is provided by one Party to the other Party in connection with this Agreement. For clarity, any microRNA sequence disclosed by Rosetta Genomics to US Genomics shall be Proprietary Information of Rosetta Genomics, to the extent the foregoing do not fall within the exceptions described in clauses (i) through (iv) of Section 4.1.

1.21.
“Proprietary Materials” shall mean any tangible chemical, biological or physical research materials that are furnished by or on behalf of the Transferring Party to the Recipient Party in connection with this Agreement, regardless of whether such materials are specifically designated as proprietary by the Transferring Party.

1.22.
“Regulatory Requirements” shall mean current applicable manufacturing and other requirements for Products as defined in regulations promulgated by the FDA and, for Products intended for shipment to any country other than the United States, as defined in regulations promulgated by the corresponding regulatory authority in such country.

1.23.
“Rosetta Genomics Know-How” shall mean Rosetta Genomics Information and Inventions, and any and all other information and materials, including but not limited to, discoveries, information, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which in all cases

(i)	relate to the Products or the Services; and

(ii)
are in Rosetta Genomics’ possession or control as of and after the date hereof and as to which Rosetta Genomics has the right to license or sublicense to third parties, and are necessary or useful to Rosetta Genomics in connection with the rights granted and activities contemplated under this Agreement.

Such know-how shall include, without limitation, all chemical, pharmaceutical, toxicological, preclinical, clinical, assay control, manufacturing, regulatory, and any other information used or useful for the development, and/or regulatory approval of Products or Services.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.24.
“Rosetta Genomics Patent Rights” shall mean United States and foreign patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) which as of the Effective Date or at any time during the term of this Agreement

(i)	are owned by Rosetta Genomics or which Rosetta Genomics through license or otherwise has or acquires rights (and is not prohibited from sublicensing to US Genomics); and

(ii)
relate in any way to Products, Services or any Improvement or otherwise relate to Information and Inventions, including all certificates of invention, divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any such patents and current and future patent applications, and any counterparts thereof which may be filed in other countries. Any Rosetta Genomics Patent Rights and any subsequent changes thereto shall be attached hereto as Exhibit C, provided, however, that the failure to include the then current Rosetta Genomics Patent Rights in Exhibit C from time to time shall not affect the Parties’ respective rights and obligations under this Agreement.

1.25.
“Royalty Year” shall mean (i) for the year in which the First Commercial Sale occurs, the period commencing with the date of such First Commercial Sale and expiring on the last day of the Calendar Quarter in which the twelfth (12th) month following the date of the First Commercial Sale occurs and (ii) for each subsequent year, each successive twelve (12) month period.

1.26.	“SEC” means the United States Securities and Exchange Commission.

1.27.	“Services” means any service performed using the US Genomics Platform in the Field.

1.28.	“Sublicense” shall mean a sublicense by Rosetta Genomics to a Third Party granted in accordance with Section 2.3 of this Agreement.

1.29.
“Sublicense Income” shall mean all license fees and milestone payments and other payments paid by a Sublicensee to Rosetta Genomics in consideration of the grant of a Sublicense to such Sublicensee, excluding royalties, equity investments in Rosetta Genomics at fair market value, research funding paid to Rosetta Genomics at cost or loans to Rosetta Genomics from the Sublicensee on commercial arms length terms.

1.30.	“Sublicensee” shall mean a sublicensee who was granted a Sublicense from Rosetta Genomics.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.31.	“Territory” shall mean all the countries in the world.

1.32.
“US Genomics Based Product” shall mean any product or service sold for use in the Field whose manufacture, use or sale in the Field is covered by one or more Valid Claims, where the Early Detection is made using the US Genomics Platform.

1.33.
“US Genomics Know-How” shall mean any and all US Genomics Information and Inventions, and all other information and materials, including but not limited to, discoveries, information, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which in all cases

(i)	relate to Products, Services or the use of the US Genomics Platform in the Field; and

(ii)
are in US Genomics’ possession or control as of and after the date hereof and as to which US Genomics has the right to license or sublicense to third parties, and are necessary or useful to Rosetta Genomics in connection with the rights granted and activities contemplated under this Agreement.

Such know-how shall include, without limitation, all biological, chemical, pharmaceutical, toxicological, preclinical, clinical, assay control, regulatory, and any other information used or useful for the development, manufacturing and/or regulatory approval of Products or Services.

1.34.
“US Genomics Patent Rights” shall mean United States and foreign patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention) which as of the Effective Date or at any time during the term of this Agreement

(i)
are owned by US Genomics or jointly owned by US Genomics and Rosetta Genomics or which US Genomics through license or otherwise has or acquires rights (and is not prohibited from sublicensing to Rosetta Genomics); and

(ii)
relate in any way to the Products, Services, the use of the US Genomics Platform in the Field and/or any Improvement, or otherwise relate to Information and Inventions, including all certificates of invention, divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any such patents and current and future patent applications, and any counterparts thereof which may be filed in other countries, and additional patents or patent applications which arise as a result of research and development of the Products and Services under this Agreement. US Genomics Patent Rights, as of the Effective Date, consist of the patents and patent applications listed on Exhibit B hereto. Any subsequent US Genomics Patent Rights and any changes to any US Genomics Patent Rights shall be added to Exhibit B, provided, however, that the failure to include the then current US Genomics Patent Rights in Exhibit B from time to time shall not affect the Parties’ respective rights and obligations under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.35.	“US Genomics Platform” means the platform developed by US Genomics for the detection and quantitation of single molecules.

1.36.	“Third Party” shall mean a person or entity who or which is neither a Party nor an Affiliate of a Party.

1.37.
“Valid Claim” means a claim of an issued and unexpired patent or patent application included within the US Genomics Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or for which an appeal has not been filed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.38.	“Additional Definitions” In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below:

Definition	Section
Claims	10.1

Disputed Matter	11.6

Indemnified Party	10.1

Indemnifying Party	10.2

Joint Information and Inventions	3.6(iii)

Losses	10.1.1

Quarterly Report	5.2

Recipient Party	3.1(v)

Rosetta Genomics Information and Inventions	3.6(ii)

Transferring Party	3.1(v)

US Genomics Information and Inventions	3.6(i)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE II

LICENSE; SUBLICENSES

2.1.	License Grant.

2.1.1
US Genomics hereby grants to Rosetta Genomics a non-exclusive, worldwide license, under the US Genomics Patent Rights and the US Genomics Know How, and the US Genomics Improvements (as such term is defined under Section 3.5.(i)), including the right to grant sublicenses on the terms set forth herein, to (a) use the US Genomics Platform for internal research for the purpose of developing Products and Services, and (b) to develop, use, import, offer for sale, market, commercialize, manufacture, distribute and sell the Products and the Services in the Territory, both solely for the Field.

2.1.2
US Genomics hereby grants to Rosetta Genomics a worldwide, royalty-free, paid-up, non-exclusive license, without the right to sublicense, under the US Genomics Know-How and the US Genomics Patent Rights solely as required in order for Rosetta Genomics to carry out its obligations and responsibilities under the Development Plan.

2.2.
US Genomics hereby grants to Rosetta Genomics a worldwide, royalty-free, paid-up, non-exclusive license, with the right to grant sublicenses, under the US Genomics Information and Inventions solely to the extent that the US Genomics Information and Inventions constitute an improvement to or modification of Rosetta Genomics Know-Flow or Rosetta Genomics Patent Rights for use by Rosetta Genomics solely in connection with the practice of the Rosetta Genomics Know-flow and Rosetta Genomics Patent Rights. License Grant by Rosetta Genomics

2.2.1
Rosetta Genomics hereby grants to US Genomics a worldwide, royalty-free, paid-up, non-exclusive license, without the right to sublicense, under the Rosetta Genomics Know-How, the Rosetta Genomics Patent Rights and the Rosetta Genomics Improvement (as such term is defined under section 3.5(ii)), solely as required in order for US Genomics to carry out its obligations and responsibilities under the Development Plan.

2.2.2
Rosetta Genomics hereby grants to US Genomics a worldwide, royalty-free, paid-up, non-exclusive license, with the right to grant sublicenses, under the Rosetta Genomics Information and Inventions solely to the extent that the Rosetta Genomics Information and Inventions constitute an improvement to or modification of US Genomics Know-How or US Genomics Patent Rights for use by US Genomics solely in connection with the practice of the US Genomics Know-How and US Genomics Patent Rights.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.3.
Retained Rights. Except as specifically set forth herein, Rosetta Genomics is not granted any other license by implication or otherwise. US Genomics shall retain the right to use the US Genomics Know-How and US Genomics Patent Rights for all purposes inside or outside the Field.

2.3.1
Except as specifically set forth herein, US Genomics is not granted any other license by implication or otherwise. Rosetta Genomics shall retain the right to use the Rosetta Genomics Know-How and Rosetta Genomics Patent Rights for all purposes inside or outside the Field.

2.4.
Sublicenses. Subject to compliance with the provisions of this Agreement, Rosetta Genomics shall have the right to grant sublicenses to any Third Party under the US Genomics Know How and US Genomics Patent Rights in the Field in the Territory, with the consent of US Genomics, such consent not to be unreasonably withheld. Any grant by Rosetta Genomics of a Sublicense shall be consistent with the terms of this Agreement.

ARTICLE III

DEVELOPMENT AND COMMERCIALIZATION

3.1.	Diligence; Development and Commercialization

(i)
Mutual Responsibilities of the Parties. The initial Development Plan covering the activities to be carried out by the Parties under this Agreement is attached hereto as Exhibit A. The parties shall use commercially reasonable efforts to complete the Development Plan activities on the timelines specified therein. The Parties may, by mutual agreement, make adjustments and amendments to the Development Plan as reasonably required during the term of this Agreement, which adjustments and amendments shall be attached as an addendum to Exhibit A. Each adjustment and amendment to the Development Plan shall be in writing and shall: (a) set forth (i) the activities to be performed with reasonable specificity and the anticipated timeline for such activities, provided however that such timeline shall not obligate the Parties, and (ii) the Party that shall be responsible for performing such activities; and (b) be consistent with the terms of this Agreement. Each Party agrees to use commercially reasonable efforts to perform its respective activities under the Development Plan, with the goal of developing Products and Services. Without limiting the foregoing, each Party shall (A) commit such scientific resources, including, but not limited to consultants, facilities, equipment, and Proprietary Materials, as are reasonably necessary to achieve the objectives of the Development Plan and (B) perform its obligations under the Development Plan in good scientific manner and in compliance in all material respects with all applicable laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)	Rosetta Genomics’ Responsibilities. In addition to the other obligations of Rosetta Genomics set forth in this Agreement, Rosetta Genomics shall be responsible to:

(1)	Obtain all clinical samples required in the course of the Development Plan;

(2)	Undertake the experimental work required under Phase Ia, Phase Ib and Phase II of the Development Plan, either by itself or, through a sublicensee or a sub-contractor;

(3)	Provide US Genomics with purified RNA for use in Phase Ic and Phase 2 of the Development Plan; and

(4)
Fund and perform Phase III of the Development Plan on the US Genomics Platform. Rosetta Genomics may, negotiate third party support for some or all of Phase III and any subsequent clinical/regulatory development.

(iii)	US Genomics’ Responsibilities. In addition to the other obligations of US Genomics set forth in this Agreement, US Genomics shall be responsible to:

(1)	Undertake associated experimental work during all clinical phases as set forth in the Development Plan;

(2)
Fund and support any required placement of instruments and reagents during the Development Plan including the supply and maintenance of [***] US Genomics Platform together with reagents necessary for [***] samples in Phases I and II, and [***] additional US Genomics Platforms together with reagents necessary for [***] samples in Phase III, with all US Genomics Platforms being provided and supported at a facility mutually agreed upon by both Parties ; and

(3)	Fund and perform any commercially reasonable platform development work necessary for the development of the project.

(iv)
Cooperation. The Parties acknowledge that the implementation of the Development Plan will require cooperation of the Parties and, in connection therewith, agree to cooperate in the performance of the Development Plan and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall exchange in a timely fashion such data, information and materials as are reasonably necessary for the other Party to perform its obligations under the Development Plan.

(v)
Records. Each Party shall maintain records of its activities under the Development Plan in sufficient detail, in good scientific manner and otherwise in a manner that reflects all work done and results achieved in the performance of the Development Plan. Without limiting the generality of this Section 3.1(iii), each Party agrees to maintain a policy that requires its employees and consultants to record and maintain all data and information developed under the Development Plan in a manner designed to enable the Parties to use such records to establish the earliest date of invention or reduction to practice.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(vi)
Reports and Data. Each Party shall keep the other Party regularly informed of the progress of the Development Plan. Without limiting the generality of the foregoing, the Parties shall, not less than once each Calendar Quarter during the Term (and more frequently if required to keep the other Party sufficiently informed), provide to the other Party (i) reports in reasonable detail regarding the status of each Party’s activities under the Development Plan and (ii) such supporting data and information as may be reasonably requested from time to time by the other Party regarding the Development Plan.

(vii)
Supply of Proprietary Materials. From time to time during the Term, in addition to the supply of reagent kits as set forth in Section 3.1(iii), each Party (the “Transferring Party”) shall supply the other Party (the “Recipient Party”), at its sole expense, with Proprietary Materials of the Transferring Party for use in the Development Program as specified in the Development Plan. In connection therewith, each Recipient Party hereby agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all applicable laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except as expressly permitted hereby; (d) the Recipient Party shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the Transferring Party except as expressly set forth herein; and (e) upon the expiration or termination of the Term, the Recipient Party shall, if and as instructed by the Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

(viii)	Expenses. Except as expressly set forth herein, each Party shall bear its own costs and expenses in the performance of the Development Plan.

3.2.
Regulatory Matters. Rosetta Genomics shall own, control and retain primary legal responsibility for the preparation, filing and prosecution of all filings and regulatory applications required to obtain and maintain authorization to develop, sell and use Products and/or Services in the Field in the countries throughout the Territory. Rosetta Genomics shall provide to US Genomics all filings, material correspondence and other documentation in connection with such applications and authorization in sufficiently timely fashion to permit US Genomics to review and comment on such materials and shall reasonably consider any such comments. The Supply Agreement to be negotiated pursuant to Article IX will provide that US Genomics will comply with all regulatory requirements with respect to the manufacture of US Genomics Based Products and the US Genomics Platform, including, without limitation, the QSR/GMP requirements set forth in 21CFR Part 820.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3.	Trademark. Rosetta Genomics or any Sublicensee shall, as applicable and determined by Rosetta Genomics, select, own and maintain, at its expense, trademarks for all Products and Services.

3.4.	Exchange of Information

Each Party shall disclose to the other Party in English and in writing all Know-How of such Party not previously disclosed to the other Party that is necessary or useful for the conduct of the Development Plan and/or the commercialization of Products and the US Genomics Platform. Throughout the term of this Agreement, and in addition to the other communications required under this Agreement, each Party shall also promptly disclose to the other party in English and in writing on an ongoing basis all Know-How of such Party and other information developed in connection with the Parties’ activities under this Agreement. Throughout the term of this Agreement, and in addition to the other communications required under this Agreement, each Party shall promptly disclose to the other Party in English and in writing all Know-How of such Party and other information developed in connection with such Parties’ activities under this Agreement.

3.5.
Information and Inventions. Ownership of Information and Inventions developed or invented, or which are discovered or which accrue in the course of or which arise or stem from the performance of research and development under this Agreement, and all patent and other intellectual property rights relating thereto shall be determined as follows:

(i)
such Information and Inventions that are solely related to, improvements to or modifications of US Genomics Know-How or US Genomics Patent Rights shall be owned solely by US Genomics, (“US Genomics Improvements”);

(ii)
such Information and Inventions that are solely related to, improvements to or modifications of Rosetta Genomics Know-How or Rosetta Genomics Patent Rights shall be owned solely by Rosetta Genomics (“Rosetta Genomics Improvements”);

(iii)
such Information and Inventions that are not described in clauses (i) or (ii) above and that are developed or invented, or which accrue in the course of or which arise or stem from the performance of research and development under this Agreement solely by employees, agents, or consultants of US Genomics shall be owned solely by US Genomics (“US Genomics Information and Inventions”)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iv)
such Information and Inventions that are not described in clauses (i) or (ii) above and that are developed or invented, or which accrue in the course of or which arise or stem from the performance of research and development under this Agreement solely by employees, agents, or consultants of Rosetta Genomics shall be owned solely by Rosetta Genomics (“Rosetta Genomics Information and Inventions”)

(v)
such Information and Inventions that are not described in clauses (i) or (ii) above and that are developed or invented, or which accrue in the course of or which arise or stem from the performance of research and development under this Agreement jointly by employees, agents or consultants of US Genomics and Rosetta Genomics shall be owned jointly by US Genomics and Rosetta Genomics; (“Joint Information and Inventions”), subject to the rights of, and the licenses granted to, each Party hereunder. Notwithstanding anything to the contrary contained herein or under applicable law, the Parties hereby agree that either Party may use or license or sublicense to Affiliates or third parties all or any portion of its interest in Joint Information and Inventions for any purposes outside the Field without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party.

Each Party shall promptly disclose to the other Party the development, making conception or reduction to practice of Information and Inventions, subject to the other provisions of this Agreement, and each Party shall execute and deliver any necessary assignments and other instruments and take any additional actions as may be requested by the other Party to effect the provisions of clauses (i) and (ii) of this Subsection.

Inventorship shall be determined in accordance with United States law, and, notwithstanding any other provision of this Agreement, disputes regarding the treatment of Information and Inventions under this Section shall be resolved by an independent patent counsel mutually agreeable to the Parties, the costs of which shall be borne equally by the Parties.

3.6.
Negotiation outside the Field. At the request of either Party, both Parties will negotiate in good faith with respect to a possible collaboration to develop products and services utilizing the US Genomics US Genomics Platform or a modification thereof for specific diseases outside the Field. Neither Party shall be obligated to enter into any such agreement with the other.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE IV

CONFIDENTIALITY AND PUBLICITY

4.1.	Non-Disclosure and Non-Use Obligations

All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

(i)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by contemporaneous written records;

(ii)	is in the public domain or knowledge;

(iii)	is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(iv)	is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by contemporaneous research and development records.

4.2.	Permitted Disclosure of Proprietary Information.

Notwithstanding Section 4.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

(i)
to governmental or other regulatory agencies in order to obtain patents on Products or Services, or to gain approval to conduct clinical trials or to market Products and Services to the extent permitted hereunder, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

(ii)
to its respective agents, consultants, Affiliates, sublicensees and/or other Third Parties for the research and development, manufacturing and/or marketing of Products or Services (or for such parties to determine their interests in performing such activities) on the condition that such Third Parties agree to be bound by the confidentiality obligations contained in this Agreement; or

(iii)
if required to be disclosed by law or court order, provided that notice is promptly delivered to the disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations; provided, however, without limiting any of the foregoing, it is understood that either Party or its Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by the SEC, may file this Agreement as an exhibit to any filing with the SEC and may distribute any such filing in the ordinary course of its business. However, to the maximum extent allowable by SEC rules and regulations, the Parties shall be obligated to maintain the confidentiality obligations set forth herein and shall redact any confidential information set forth in such filings as may be reasonably requested by the disclosing Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.3.
Publication. During the term of this Agreement, US Genomics and Rosetta Genomics each acknowledge the other Party’s interest in issuing press releases and publishing its results related to the Products and Services for marketing purposes and to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either Party, its employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of the proposed oral disclosure at least thirty (30) days prior to submission for publication or presentation in the case of a publication or presentation and at least five (5) days prior to release in the case of a press release. The other Party shall have the right (a) to propose modifications to the publication, presentation or press release for scientific reason, patent reasons, trade secret reasons (including disclosure of Proprietary Information) or business reasons or (b) to request a reasonable delay in publication, presentation or issue of the press release in order to protect patentable information. If the other Party requests a delay, the publishing Party shall delay submission or presentation for a period of thirty (30) days (or five (5) days in the case of a press release) to enable patent applications protecting each Party’s rights in such information to be filed and the redaction of Proprietary Information. Upon expiration of such thirty (30) days or five (5) days, the publishing Party shall be free to proceed with the publication, presentation or issue of the press release, but may not include Proprietary Information of the other Party unless it is within an exception of Section 4.1(i) through 4.1(iv). If the other Party requests modifications to the publication, presentation or press release, the publishing Party shall edit such publication, presentation or press release to prevent disclosure of trade secret or Proprietary Information prior to submission of the publication or presentation or issue of the press release.

ARTICLE V

PAYMENTS, ROYALTIES AND REPORTS

5.1.	Royalties to US Genomics

(i)
Subject to the terms and conditions of this Agreement, and in consideration of the rights granted by US Genomics hereunder, Rosetta Genomics shall pay to US Genomics royalties in an amount equal to the following percentages of annual Net Sales by Rosetta Genomics or its Affiliates of any US Genomics Based Products and/or Services within the Field in the Territory in each Royalty Year:

Amount of Net Sales	Royalty Rate
Up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million	[***]%

(ii)
Subject to the terms and conditions of this Agreement, and in consideration of the rights granted by US Genomics hereunder, Rosetta Genomics shall pay to US Genomics royalties in an amount equal to the following percentages of annual Net Sales by Rosetta Genomics or its Affiliates of any US Genomics Based Products and/or Services within the Field in the Territory in each Royalty Year

Amount of Net Sales	Royalty Rate
Up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million	[***]%

(iii)
Subject to the terms and conditions of this Agreement, and in consideration of the rights granted by US Genomics hereunder, Rosetta Genomics will pay US Genomics an amount equal to the following percentages of all royalties received from Sublicensees with respect to sale of US Genomics Based Products and/or Services by Sublicensees within the Field in the Territory in each Royalty Year:

Amount of Net Sales on which royalties are paid to	Percentage of
Rosetta Genomics by Sublicensees	Sublicensee
Royalty to
Be paid to U.S
Genomics
Up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million	[***]%

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iv)
Subject to the terms and conditions of this Agreement, and in consideration of the rights granted by US Genomics hereunder, Rosetta Genomics will pay US Genomics an amount equal to the following percentages of all royalties received from Sublicensees with respect to sale of Other US Genomics Patented Products by Sublicensees within the Field in the Territory in each Royalty Year:

Amount of Net Sales on which royalties are paid to	Percentage of
Rosetta Genomics by Sublicensees	Sublicensee
Royalty to
Be paid to U.S
Genomics

Up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million up to and including US$[***] million	[***]%
Above US$[***] million	[***]%

(v)
In the event Rosetta Genomics or any of its Affiliates pays royalties on Net Sales in excess of [***] percent ([***]%) in the aggregate to US Genomics and one or more Third Parties to obtain rights that are determined to be necessary, based on the advice of patent counsel to Rosetta Genomics, with respect to the sale of any Product or Service in the Field, Rosetta Genomics shall have the right to reduce the amount of royalties owing to US Genomics under Section 5.1(i), (ii), (iii) or (iv) by [***] percent ([***]%) of the amount by which such aggregate royalties to US Genomics and such Third Party or Third Parties exceeds [***] percent ([***]%) of Net Sales; provided, however, that, the royalty paid to US Genomics shall not be reduced by operation of this Section 5.1(v) by more than [***] percent ([***]%) of what would otherwise be owed under Section 5.1(i), (ii), (iii) or (iv). For example, if Net Sales by Rosetta Genomics and its Affiliates under Section 5.1(i) were $[***] million, and Rosetta Genomics paid a royalty equal to [***] percent ([***]%) of Net Sales to a Third Party, then the royalty paid by Rosetta Genomics to US Genomics on the first $[***] million of Net Sales would not be reduced; the royalty paid by Rosetta Genomics to US Genomics on the second $[***] million of Net Sales would be reduced by [***] of [***] percent ([***]%) and the royalty paid by Rosetta Genomics to US Genomics on the last $[***] million of Net Sales would be reduced by [***] percent ([***]%).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(vi)
In the event that as a result of the sale by Rosetta Genomics of any Product or Service, US Genomics is required to pay royalties to any Third Party in consideration for the license of patent rights then Rosetta Genomics will reimburse US Genomics for [***] percent ([***]%) of such payment so long as such reimbursement, together with all royalties paid to US Genomics and Third Parties (including amounts reimbursed by Rosetta Genomics pursuant to this Section) by Rosetta Genomics or any of its Affiliates with respect to the sale of such Product or Service, does not exceed [***] percent ([***]%) of Net Sales in the aggregate. To the extent such reimbursement and royalties would exceed [***] percent ([***]%) of Net Sales in the aggregate, Rosetta Genomics shall instead reimburse US Genomics for [***] percent ([***]%) of such payment by US Genomics to the Third Parties. Notwithstanding the foregoing, in no event shall the amount payable by Rosetta Genomics under this Section 5.1(vi) with respect to the sale of any Product or Service exceed [***] percent ([***]%) of the Net Sales thereof.

As a first example, if the Rosetta royalty obligation to US Genomics was [***]% and Rosetta was required to pay an [***]% royalty for necessary 3rd party rights, it would be entitled to deduct [***]% ([***]% of [***]%) from the amount owed to US Genomics. However, if US Genomics was also obligated to pay [***]% to another 3rd party, Rosetta would reimburse [***]% ([***]% of [***]%) of this to US Genomics. Under this combined scenario, US Genomics would net [***]% of sales ([***] - [***] - [***] +[***]). Rosetta’s total royalty obligation would be [***]% ([***] + [***] - [***] + [***]).

As a second example, if the Rosetta royalty obligation to US Genomics was [***]% and Rosetta was required to pay a [***]% royalty for necessary 3rd party rights and US Genomics was obligated to pay [***]% to another 3rd party, US Genomics would net [***]% of sales ([***] - [***] +[***]) and Rosetta’s total royalty obligation would be [***]% ([***] + [***] + [***]).

(vii)
Royalties on Net Sales, at the rates set forth above, shall accrue as of the date of the applicable First Commercial Sale in any country and shall continue and accrue on Net Sales (a) in a country where a Valid Claim included within the US Genomics Patent Rights exists, until the later of the date of expiry of such patent in such country or the expiry of the period of twelve (12) years commencing with the date of the First Commercial Sale (b) in any other country, until the expiry of the period of twelve (12) years commencing with First Commercial Sale in such country.

(viii)
Following the expiration of the last applicable period set forth in subsection (v) above, (a) Rosetta Genomics shall have the right under this Agreement to directly and indirectly (through sublicensees or otherwise) continue to manufacture, use, market, commercialize, distribute and sell and otherwise dispose of Products and Services, throughout the world, without having to pay royalties or any other consideration to US Genomics and (b) US Genomics shall not grant any exclusive license to the US Genomics Know How to any Third Party for the Field.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ix)
Rosetta Genomics shall have the right, at any time and in its sole discretion, to terminate its obligation to make any further payment to US Genomics under this Article 5 by paying to US Genomics the sum of [***] Dollars ($[***]) less all amounts previously paid to US Genomics hereunder.

(x)
In the event that (i) Rosetta Genomics does not commercialize either any US Genomics Based Product or any Other US Genomics Patented Product, and (ii) Rosetta Genomics commercializes a product or service for Early Detection of Lung Cancer based on microRNA markers in sputum and/or blood that is not a US Genomics Based Product or an Other US Genomics Patented Product, then Rosetta Genomics will pay US Genomics [***] percent ([***]%) of the direct cost to US Genomics of the US Genomics Platforms and reagent kits provided to Rosetta Genomics for use in the Development Program pursuant to Section 3.1(iii), such payment to be made on the first anniversary of the first commercial sale of the first such product or service.

5.2.	Sublicense Income. Rosetta Genomics will pay US Genomics [***]% of all Sublicense Income received from Sublicensees in each Calendar Quarter.

5.3.
Reports; Payment of Royalty. Commencing with the first Calendar Quarter in which royalty or other payments are due, Rosetta Genomics shall furnish to US Genomics a quarterly written report for such Calendar Quarter (the “Quarterly Report”), each showing the sales of all Products and Services subject to royalty or other payments sold by Rosetta Genomics and its Affiliates and all Sublicense Income and royalties received from Sublicensees during the reporting period and the royalties or other payments payable under this Agreement. Quarterly Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter. Royalties and other payments shown to have accrued by each Quarterly Report, if any, shall be due and payable on the date such Quarterly Report is due. Rosetta Genomics shall keep (and shall require its Affiliates to keep) complete and accurate records in sufficient detail to enable Net Sales and the royalties and other payments payable hereunder, to be determined, reconciled and verified.

5.4.	Audits.

5.4.1
Upon the written request of US Genomics and not more than once in each Calendar Year, Rosetta Genomics shall permit an independent certified public accounting firm of recognized standing in the United States or Israel, selected by US Genomics and reasonably acceptable to Rosetta Genomics, to have access during normal business hours at times mutually convenient to the Parties and upon reasonable notice to Rosetta Genomics to such of the records of Rosetta Genomics as may be reasonably necessary to verify the accuracy of the royalty and other payment reports hereunder for any Royalty Year, for a period of up to three (3) years from the completion of such Royalty Year. The accounting firm shall report to US Genomics only the results of the work performed as contemplated by this Section 5.4.1 and the details concerning any discrepancies.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.4.2
If such accounting firm concludes that additional royalties or other payments were owed during such Royalty Year , Rosetta Genomics shall pay the additional royalties or other payments (plus accrued interest at the LIBOR rate as in effect on the date that such payment was first due, plus [***] ([***]%) percent) within ten (10) Business Days of the date US Genomics delivers to Rosetta Genomics such accounting firm’s written report so concluding, provided however, that in the event that Rosetta Genomics shall not be in agreement with the conclusions of such report Rosetta Genomics shall provide US Genomics with a written notice to such effect within such ten (10) Business Day period and such matter shall be resolved pursuant to the provisions of Section 11.6. In the event such accounting firm concludes that Rosetta Genomics overpaid amounts during such period, US Genomics shall reimburse Rosetta Genomics the amount of such overpayment within ten (10) Business Days of receipt of such accounting firm’s written report, provided however, that, in the event that US Genomics shall not be in agreement with the conclusions of such report US Genomics shall provide Rosetta Genomics with a written notice to such effect within such ten (10) Business Day period and such matter shall be resolved pursuant to the provisions of Section 11.6. The fees charged by such accounting firm shall be paid by US Genomics unless the audit (or in the case of a disagreement, the dispute resolution under Section 11.6) establishes an underpayment by Rosetta Genomics of [***] percent ([***]%) or more.

5.4.3
Each Party reviewing information under this Section 5.4 shall treat all financial information subject to review under this Section 5.4 in accordance with the confidentiality provisions of this Agreement and shall request a confidentiality agreement to the same effect from any accounting firm reviewing information under this Section 5.4.

5.5.
Payments. All payments to be made under this Agreement shall be made in United States Dollars and shall be paid by bank wire transfer or by automated clearinghouse (electronic funds transfer) in immediately available funds to such bank account designated in writing by each Party to the other from time to time. Bank charges necessary for making the bank transfer shall be incurred by the Party making the transfer.

5.6.
Payment Exchange Rate. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due any Party shall be calculated quarterly in accordance with GAAP and based on the conversion rates for buying United States dollars on the last Business Day of each Calendar Quarter published in the Wall Street Journal, Eastern edition.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.7.
Tax Withholding. The royalties, milestones and other amounts payable by Rosetta Genomics to US Genomics pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes and are net of all such taxes. US Genomics alone shall be responsible for paying any and all taxes (other than withholding taxes or deduction of tax at source required by applicable law to be paid by Rosetta Genomics) levied on it by account of its receipt of any Payments it receives under this Agreement.

5.8.
Interest on Late Payments. Except as otherwise set forth in this Agreement, any payment by Rosetta Genomics that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable law, at a rate per annum equal to the LIBOR rate as in effect on the date that such payment was first due, plus [***] percent ([***]%) calculated on the number of days such payment is delinquent.

5.9.
Blocked Currencies. If by law, regulations or fiscal policy of a particular country in the Territory, remittance of royalties in United States Dollars is restricted or forbidden, written notice thereof shall promptly be given to US Genomics, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of US Genomics in a recognized banking institute reasonably designated by US Genomics by written notice to Rosetta Genomics. When in any country in the Territory the law or regulations prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that Rosetta Genomics would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1.	US Genomics Representations and Warranties. US Genomics represents and warrants to Rosetta Genomics that, as of the date hereof

(i)	US Genomics has the right to grant Rosetta Genomics the licenses granted to Rosetta Genomics in this Agreement;

(ii)	this Agreement has been duly executed and delivered by US Genomics and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms;

(iii)
no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iv)
to its knowledge, it is the sole owner of all rights related to the US Genomics Know-How and US Genomics Patent Rights, free and clear of all liens, claims and pledges, security interest and restrictions to the extent that any of the foregoing would limit the rights granted hereunder;

(v)
to its knowledge and except as otherwise disclosed in writing to Rosetta Genomics, the use of the US Genomics Platform in the Field in the Territory to the extent contemplated hereunder, will not infringe any patent right of any Third Party;

(vi)
except as otherwise disclosed in writing to Rosetta Genomics, it is under no liability or obligation to make any payments by way of royalties, fees or otherwise with respect to the use by Rosetta Genomics of US Genomics Know-How and/or US Genomics Patent Rights, Products and/or Services;

(vii)
to its knowledge, in the development of the US Genomics Know-How and/or the US Genomics Patent Rights, it did not wrongfully or illegally use any intellectual property rights of any entity or person, including any former or current employee;

(viii)
it has the full right, power and authority to enter into and deliver this Agreement, to perform and to grant the licenses granted under Article II hereof and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained; and

(ix)
there are no actions, suits, proceedings, claims, judgments or settlements against or owed by US Genomics or pending or threatened actions, suits, proceedings, claims or litigation against US Genomics relating to the US Genomics Patent Rights or US Genomics Know-How.

6.2.	US Genomics’ Warranty Disclaimer

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, US GENOMICS MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE US GENOMICS PATENT RIGHTS, US GENOMICS KNOW-HOW OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

6.3.	Rosetta Genomics’ Representations and Warranties. Rosetta Genomics represents and warrants to US Genomics that as of the date hereof:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(i)	Rosetta Genomics has the right to grant US Genomics the licenses granted to US Genomics in this Agreement;

(ii)	this Agreement has been duly executed and delivered by Rosetta Genomics and constitutes its legal, valid, and binding obligations, enforceable against it in accordance with its terms;

(iii)
it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

(iv)
no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby;

(v)	to its knowledge, the use of the Rosetta Genomics Patent Rights in the Field in the Territory to the extent contemplated hereunder, will not infringe any patent right of any Third Party; and

(vi)
except as disclosed in writing it is under no liability or obligation to make any payments by way of royalties, fees or otherwise with respect to the use of the Rosetta Genomics Know-How and/or Rosetta Genomics Patent Rights in the development or commercialization of Products and/or Services.

6.4.	Rosetta Genomics’ Warranty Disclaimer

EXCEPT AS OTIIERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ROSETTA GENOM1CS MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ROSETTA GENOMICS PATENT RIGHTS, ROSETTA GENOMICS KNOW-HOW OR OTHER SUBJECT MATTER OF THIS AGREEMENT. ROSETTA GENOMICS DOES NOT REPRESENT THAT IT CAN SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR SERVICE.

ARTICLE VII

PATENT MATTERS

7.1.	Filing, Prosecution and Maintenance of Patent Applications or Patents

7.1.1
Rosetta Genomics Patent Rights. Rosetta Genomics, acting through patent counsel of its choice, shall be responsible, at its sole expense, for the preparation, filing, prosecution and maintenance of all Rosetta Genomics Patent Rights and patents covering Rosetta Genomics Improvements. At Rosetta Genomics’ request, US Genomics shall cooperate with Rosetta Genomics in all reasonable respects, at Rosetta Genomics’ expense, in connection with such preparation, filing, prosecution and maintenance of Rosetta Genomics Patent Rights and Rosetta Genomics Improvements.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.1.2
US Genomics Patent Rights. US Genomics, acting through patent counsel of its choice, shall be responsible, at its own expense, for the preparation, filing, prosecution and maintenance of all US Genomics Patent Rights and patents covering US Genomics Improvements. At US Genomics’ request, Rosetta Genomics shall cooperate with and assist US Genomics in all reasonable respects, at US Genomics’ expense, in connection with such preparation, filing, prosecution and maintenance of US Genomics Patent Rights and US Genomics Improvements.

7.1.3
Joint Program Patent Rights. The Parties will cooperate to jointly select outside patent counsel to handle the filing, prosecution and maintenance of patents and patent applications claiming Joint Information and Inventions. The Parties shall jointly determine which Party shall control the prosecution of patent applications claiming inventions that are Joint Information and Inventions. The fees of counsel and the other costs and expenses related to patents and patent applications claiming Joint Information and Inventions shall be shared equally by the Parties. Should one Party desire not to share in the cost of any such patent or patent applications, the other Party shall gain sole control of the filing, prosecution and maintenance of such patents or patent applications, which shall be deemed to be the Information and Inventions of such Party and such Party shall have sole responsibility for filing, prosecution and maintenance expenses with respect thereto.

7.1.4
Right of Other Party to Prosecute and Maintain Patents. Any Party having the first right to file, prosecute and maintain the patent applications and patents referred to in this Section 7.1 shall give notice to the other Party of any desire to cease prosecution and/or maintenance of such patent rights and, in such case, shall permit the other Party, at its sole discretion, to continue prosecution and/or maintenance at its own expense in the name of the first Party.

7.2.	Patent Office Proceedings. Each Party shall reasonably cooperate with the other Party with respect to any patent office proceeding.

7.3.	Enforcement and Defense.

7.3.1
Each Party shall promptly give the other Party notice of any infringement in the Territory of any patent application or patent included in the US Genomics Patent Rights or Rosetta Genomics Patent Rights that comes to such Party’s attention. The Parties will thereafter consult and cooperate fully to determine a course of action with respect to jointly owned patent rights, including, without limitation, the commencement of legal action by either Party. Each Party solely owning patent rights hereunder shall have the sole right to initiate and prosecute such legal action against any such infringer at its own expense in its own name or to control the defense of any declaratory judgment action relating to such patent rights.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.3.2
For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents reasonably necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate and will provide each other with any information or assistance that either reasonably may request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

7.3.3	Any recovery obtained by Rosetta Genomics or US Genomics in any such action or proceeding shall be shared as follows in the following order of priority:

(i)	the Party that initiated and prosecuted or maintained the defense of, the action, shall recoup all of its costs and expenses incurred in connection with the action, whether by settlement or otherwise;

(ii)	the other Party shall next recoup all of its costs and expenses incurred in connection with the action, whether by settlement or otherwise;

(iii)	if US Genomics initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by US Genomics; and

(iv)
if Rosetta Genomics initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by Rosetta Genomics, except that US Genomics shall receive a portion equivalent to the royalties they would have received on such remaining amount if such amount were deemed Net Sales.

7.4.
Patent Term Extensions and Supplemental Protection Certificates. The Parties shall cooperate in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by Rosetta Genomics. If elections with respect to obtaining such extension or supplemental protection certificates are to be made, Rosetta Genomics shall have the first right to make the election, in consultation with US Genomics.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE VIII

TERM AND TERMINATION

8.1.
Term and Expiration. This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 8.2 or Section 8.3 below, shall continue in effect with respect to all US Genomics Patent Rights, US Genomics Know-How and any other rights licensed to Rosetta Genomics hereunder, until the expiration of all payment obligations under Section 5.1 hereof.

8.2.
Termination by Notice. Notwithstanding anything contained herein to the contrary, Rosetta Genomics shall have the right, in its reasonable business or scientific judgment, to terminate this Agreement in its entirety at any time by giving ninety (90) days advance written notice to US Genomics. Except as expressly set forth in this Agreement (including, without limitation, those rights and obligations respecting confidentiality and indemnity hereunder), the rights and obligations hereunder of the Parties, excluding any payment obligation which has accrued prior to the termination date or that is required by Section 5.1(i), (ii), (iii) or (iv), shall terminate (including Rosetta Genomics’ rights and obligations with respect to the US Genomics Patent Rights and the US Genomics Know-How); in any event of termination by Rosetta Genomics according to this Section 8.2, US Genomics shall not be entitled to any compensation or any other payment whatsoever except as set forth in Section 5.1(i), (ii), (iii) or (iv) and excluding any obligation which has accrued prior to the termination date, which shall be promptly paid by Rosetta Genomics.

8.3.	Termination for Cause. Either Party may terminate this Agreement by notice to the other Party at any time during the term of this Agreement as follows:

(i)
if the other Party is in breach of its material obligations hereunder (other than a breach for failure to make payments covered in Section 8.3(ii)) below), which breach is not cured within ninety (90) days after the date of the notice from the non-defaulting Party specifying the breach in reasonable detail, provided, however, that if a curable breach is not capable of being cured within ninety (90) days of such written notice, the Agreement may not be terminated so long as the breaching Party commences and is taking commercially reasonable actions to cure such breach as promptly as practicable. In any event, if a curable breach has not been cured within one-hundred eighty (180) days after notice requesting cure, then the non-breaching Party may terminate this Agreement effective upon expiration of such one-hundred eighty (180) day period;

(ii)
if the defaulting Party fails to pay the other Party any amounts due and payable to such Party (together with any accrued interest at the rate set forth in this Agreement) and has not cured such breach within thirty (30) days after notice requesting cure of the breach, the Party entitled to receive payment shall have the right to (i) terminate this Agreement immediately upon expiration of such thirty (30) day period and institute an action to collect such overdue amounts and to pursue any other rights or remedies such Party may have at law or in equity or (ii) institute an action to collect such amounts without terminating this Agreement; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iii)
upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of all or substantially all of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.

8.4.	Effect of Expiration or Termination.

8.4.1
Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Article IV and Article X shall survive the expiration or termination of this Agreement. In addition, any other provision required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other Party accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Product(s) sold prior to such termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, in equity, or otherwise.

8.4.2
Except as otherwise provided in this Section 8, in the event (a) of termination of this Agreement by Rosetta Genomics in accordance with Section 8.2 or (b) of termination of this Agreement by US Genomics in accordance with Section 8.3(i) or Section 8.3(ii), Rosetta Genomics shall have no further rights with respect to the US Genomics Patent Rights and the US Genomics Know-How, and Rosetta Genomics shall promptly return any and all US Genomics Patent Rights and all US Genomics Know-How in its possession at the time of termination.

8.4.3
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by US Genomics are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that Rosetta Genomics, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against US Genomics under the United States Bankruptcy Code, Rosetta Genomics shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Rosetta Genomics’ possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon Rosetta Genomics’ written request therefor, unless US Genomics continues to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of US Genomics upon written request therefor by Rosetta Genomics.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE IX

MANUFACTURING AND SUPPLY

Following the completion of Phase II of the Development Plan, US Genomics and Rosetta Genomics shall negotiate a Supply Agreement providing for US Genomics to supply US Genomics Platforms and either finished US Genomics Based Products or reagents for US Genomics Based Products to Rosetta Genomics at a price equal to the fully loaded manufacturing cost thereof plus [***]% and for maintenance and service of US Genomics Platforms by US Genomics.

ARTICLE X

INDEMNITY

10.1.
General. For purposes of this Article 10 “Indemnified Parties” refers to US Genomics, its Affiliates and the officers, directors, employees and agents of US Genomics and its Affiliates when Rosetta Genomics is the indemnitor, and “Indemnified Parties” refers to Rosetta Genomics, its Affiliates and officers, directors, employees and agents of Rosetta Genomics and its Affiliates when US Genomics is the indemnitor.

10.1.1
Rosetta Genomics Indemnity. Rosetta Genomics shall indemnify and hold harmless the US Genomics Indemnified Parties and each of them from any and all losses, damages, liabilities and costs (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) associated with any claim, complaint, suit, proceeding or cause of action (collectively, “Claims”) against any US Genomics Indemnified Party by a third party (i) alleging physical or other injury, including death, arising out of, based upon, or resulting from the research, development, testing, registration, storage, handling, packaging, distribution, marketing, sale or use of any Product or Service by Rosetta Genomics, its Affiliates, Sublicensees or distributors, or (ii) arising out of any breach by Rosetta Genomics of any representation, warranty or covenant hereunder, except in either case to the extent such Losses are determined to have resulted from the negligence or willful misconduct of any US Genomics Indemnified Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.1.2
US Genomics Indemnity. US Genomics shall indemnify and hold harmless the Rosetta Genomics Indemnified Parties and each of them from any and all Losses, associated with any Claim against any Rosetta Genomics Indemnified Party by a third party (i) alleging physical or other injury, including death arising out of, based upon, or resulting from the research, development, testing, registration, manufacture, storage, handling, packaging, distribution, marketing, sale or use of any Product or Service by US Genomics, its Affiliates, sublicensees or distributors (excluding Rosetta Genomics), or (ii) arising out of any breach by US Genomics of any representation, warranty or covenant hereunder, except in either case to the extent such Losses are determined to have resulted from the negligence or willful misconduct of any Rosetta Genomics Indemnified Party.

10.2.
Conditions to Indemnification. An Indemnified Party seeking recovery under this Article 10 in respect of a Claim shall give prompt notice of such Claim to the Party from which recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Article 10, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to Parties being indemnified under this Article 10, (b) not settle or otherwise resolve such Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

10.3.
Survival. Each Party acknowledges and hereby agrees that the obligations set forth in this Article X shall survive the termination or expiration of this Agreement until the later of (a) [***] ([***]) years from the date of expiration or termination, or (b) the expiration of all applicable statutes of limitations.

10.4.
Insurance. Both Rosetta Genomics and US Genomics shall maintain, at their respective expense, sufficient product liability insurance and other insurance insuring against all liability, including product liability, personal injury, physical injury and property damage in such amounts as are reasonable and customary for companies of comparable size and activities in the U.S. diagnostics industry and in relation to their respective liability/risk exposures under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE XI

MISCELLANEOUS

11.1.
Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement during the period of time when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable and the affected Party shall use all reasonable efforts to avoid or remove such causes of non-performance as promptly as practicable and shall promptly continue performance whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

11.2.
Assignment. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by a Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the consent of the other Party hereto to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Products or Services or its business or in the event of its merger or consolidation or change in control or similar transaction. Except as otherwise set forth herein, any permitted assignee shall assume all obligations of its assignor under this Agreement (without releasing the assignor of its obligations hereunder). Any assignment or attempted assignment contrary to the provisions hereof shall be null and void.

11.3.
Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practicable, implement the purposes of this Agreement.

11.4.
Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by a nationally-recognized overnight courier providing evidence of delivery or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

If to Rosetta Genomics to:

Rosetta Genomics, Ltd.
10 Plaut Street
Science Park
Rehovot, Israel
Tel: 972-8-948-4755
Fax: 972-8-948-4766
Attention: Chief Executive Officer

With a copy to the legal department and to:

Rosetta Genomics, Inc.
675 US Highway 1, suite B119
North Brunswick, NJ 08902
Attention: Chief Executive Officer

If to US Genomics to:

US Genomics, Inc
12 Gill Street, suite 4700
Woburn, MA 01801
Tel: 781 939 6479
Fax: 781 938 0060
Attention: Chief Executive Officer

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally recognized overnight courier if so delivered and on the third Business Day following the date of mailing if sent by registered or certified mail.

11.5.	Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA) without reference to any rules of conflict of laws.

11.6.
Dispute Resolution. In the event of any dispute arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party (each a “Disputed Matter”), the Disputed Matter shall be submitted to the Chief Executive Officers of the Parties for good faith resolution. In the event the Disputed Matter cannot be resolved by the good faith efforts of the Chief Executive Officers on or before thirty (30) days from the date such Disputed Matter is first presented for resolution, then such Disputed Matter shall be resolved by binding arbitration in accordance with the following procedures:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(a)
The arbitration shall be conducted by a panel of three (3) persons experienced in the diagnostics industry who are independent of both Parties. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association (“AAA”). The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Except as provided for differently herein, the arbitration shall be conducted under the rules of the AAA applicable to complex business disputes.

(b)
Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Disputed Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Disputed Matter pursuant to this Section 11.6. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators’ fees and any administrative fees of arbitration.

(c)
Except to the extent necessary to confirm an award or decision or as may be required by applicable laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Disputed Matter would be barred by the applicable New York statute of limitations.

(d)
The Parties agree that, in the event of a Disputed Matter involving the alleged breach of this Agreement, neither Party may terminate this Agreement until resolution of the Disputed Matter pursuant to this Section 11.6.

(e)
The Parties hereby agree that any disputed performance or suspended performance pending the resolution of a Disputed Matter that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrators.

(f)
The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in United Stales Dollars, free of any tax or other deduction. The Parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of Disputed Matters presented.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.7.
Entire Agreement. This Agreement, including all exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

11.8.
Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other Party, without the prior consent of such other Party. This Agreement shall not impose any obligation on either Party except as expressly set forth herein.

11.9.
Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.10.
Headings. The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

11.11.	Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.13.	No Third Party Beneficiaries. Except as set forth in Article 10, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason on this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.14.
Further Assurances. Each of the Parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

THE REST OF THIS PAGE WAS INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ROSETTA GENOMICS, LTD.

By:__________________________________
       Name:
       Title: President

US GENOMICS, INC.

By:__________________________________
       Name:
       Title: Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A

US Genomics-Rosetta Genomics: Development Plan for Lung Cancer Early Diagnostics

Goal:	Develop a [***] for early detection of lung cancer, [***]

Discovery stage: [***] and [***] of [***]

Phase Ia: [***] based on [***] (Rosetta)

1.	[***] and [***]. At this stage the purpose is to[***] lung[***], so [***] should be [***] at [***] to get [***]

2.	[***] from [***]

3.	[***]

4.
[***] data to [***] a subset of [***] lung[***]These must be [***] lung [***] lung [***], based on at [***] will be given to[***] which are [***] lung [***] and are not [***] of [***] Rosetta will update USG as [***] lung[***], this phase may be [***]

Phase Ib [***] from [***] (Rosetta)

1.	[***] for [***]

2.	[***] for [***]

Phase Ic [***] USG [***] to enable [***] of the [***] (USG)

1.	[***] for USG [***]

2.	[***] of the [***] for these [***]

3.	[***]of suggested [***] lung [***] using USG [***]

The [***] that will be [***] will be [***] after considering [***]

Phase Id: [***] from USG to Rosetta including [***] for [***]

Phase II: [***] lung[***]

1.	[***] lung [***]. At this stage the purpose is to [***]should be [***] to approach the [***] should be [***] will be later [***]

2.	[***] from [***]

3.	[***] using the USG [***] (USG [***] and the [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.	[***] is expected to be[***]

Validation Stage: [***]

Phase IIIa [***]

Goal:	[***] of the [***] in the [***]

1.	[***] from at [***] of the [***] in the [***]

2.	[***] from [***]

3.	[***] on the USG [***]

4.	[***] at the [***]

Phase IIIb

Goal:	[***]The details of the [***] will be [***]but it is [***] that this will[***] of the USG [***] and the [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT B
US Genomics Patent Rights

USG REF. NO.	SERIAL NO.	FILING DATE	INVENTORS	TITLE	STATUS
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]		[***]	[***]	[***]
[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

USG REF. NO.	SERIAL NO.	FILING DATE	INVENTORS	TITLE	STATUS
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT C

Rosetta Genomics Patent Rights

RG ID	Country	App No	Filed	Inventors	Title	Earliest Priority App	Earliest Priority Date
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.